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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 1, 1998

                                    THQ INC.

               (Exact name of registrant as specified in charter)


                                    Delaware
                          (State or other jurisdiction
                        of incorporation or organization)

                         Commission File Number: 0-18813

                                   13-3541686
                      (I.R.S. employer identification no.)

                          5016 North Parkway Calabasas
                           Calabasas, California 91302
                         (Address of principal executive
                          offices, including zip code)

                                 (818) 591-1310
                         (Registrant's telephone number,
                              including area code)

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         ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                 On May 1, 1998, the Registrant acquired all of the outstanding shares of GameFx, Inc., a Delaware corporation ("GameFx"), pursuant to a merger of GameFx with and into a newly formed, wholly owned subsidiary of the Registrant (the "GameFx Acquisition"). The consideration paid by the Registrant consisted of (i) the issuance of approximately 236,800 shares of common stock of the Registrant ("Shares"), of which approximately 59,100 Shares were issued in satisfaction of certain indebtedness of GameFx, (ii) the assumption of stock options issued by GameFx to its employees that, if and when exercised, permit the holders thereof to acquire approximately 9,900 Shares,
(iii) approximately $790,000 in cash, the source of which was the Registrant's funds on hand, and (iv) the assumption of the liabilities of GameFx incurred in the ordinary course of its business.

                 Prior to the GameFx Acquisition, the principal stockholder of GameFx was C. Noah Davis. Concurrently with the consummation of the GameFx Acquisition, Mr. Davis was named Chief Technology Officer of the Registrant.

                 James Whims, a director of the Registrant, is a limited partner of TechFarm II, L.P. ("TechFarm") and had a 40% interest in TechFarm's investment in GameFx. TechFarm owned 24.6% of the issued and outstanding shares of GameFx and received approximately 40,600 Shares upon the consummation of the GameFx Acquisition.

                 In addition, Mr. Whims owns 33% of TechFund Capital L.P. ("TechFund"). TechFund held promissory notes issued by GameFx with an aggregate principal balance of $451,000, and Mr. Whims held promissory notes issued by GameFx with an aggregate principal balance of $45,000. These notes bore interest at the rate of 10% per annum. Upon the consummation of the GameFx Acquisition, these notes were paid in full with Shares in number equal to (i) the principal of and accrued interest on these notes, divided by (ii) $25.2785. As a result, TechFund received approximately 18,300 Shares and Mr. Whims received approximately 2,000 shares.

                 TechFund and Mr. Whims also held warrants issued by GameFx. Upon the consummation of the GameFx Acquisition, TechFund received approximately 6,200 Shares and Mr. Whims received approximately 600 Shares in consideration for the extinguishment of these warrants.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                 (a) and (b)      No financial statements of GameFx or pro
forma financial information are required to be filed as a part of this report.

                 (c) The following exhibit is filed as a part of this report:

Exhibit No.       Description of Exhibit
-----------       ----------------------

    2             Agreement of Merger dated as of April 17,
                  1998 among THQ Inc., GameFx Acquisition Company and
                  GameFx, Inc.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


THQ INC.



                                   By: /s/ Fred A. Gysi
                                       --------------------------------------
                                       Fred A. Gysi, Vice President - Finance
                                       and Administration

                                   Date:    May 7, 1998